Exhibit 24.2

NORTHSTAR REAL ESTATE INCOME II, INC.
POWER OF ATTORNEY

The undersigned member of the board of directors (the “Board”) of NORTHSTAR REAL ESTATE INCOME II, INC. (the “Company”) hereby constitutes and appoints Daniel R. Gilbert, Frank V. Saracino and Jenny B. Neslin, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in his name as a member of the Board in connection with the Company’s Registration Statement on Form S-11 (File No. 333-185640) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on December 21, 2012, to sign any and all amendments, including any Post-Effective Amendments to such Registration Statement as well as any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of April 14, 2016, by the following person in the capacity indicated below.

Signature	Title

/s/ Chris S. Westfahl	Independent Director
Chris S. Westfahl